                                                                    Exhibit 23.1

                       Consent of Independent Accountants

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 20, 2004 relating to the financial statements of Blackbaud, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Raleigh, North Carolina

May 10, 2004